Exhibit 99.1

Viridian Therapeutics Reports First Quarter 2026 Financial Results and Highlights Recent Progress

- PDUFA target action date of June 30, 2026 for veligrotug in thyroid eye disease (TED); organization is launch-ready -

- Marketing Authorization Application (MAA) for veligrotug in TED submitted to the European Medicines Agency (EMA) in January 2026 and accepted for review in February 2026 -

- Subcutaneous elegrobart showed positive topline data in REVEAL-1 and REVEAL-2 phase 3 clinical trials in active and chronic TED, respectively; Biologics License Application (BLA) submission anticipated in Q1 2027 with the potential to be the first subcutaneous autoinjector treatment for TED -

- FcRn portfolio on track to share VRDN-006 development plan in 2026, and for VRDN-008 phase 1 healthy volunteer data 2H 2026 -

- Cash, cash equivalents, and short-term investments of $762M as of March 31, 2026 –

WALTHAM, Mass. – (BUSINESS WIRE) – Viridian Therapeutics, Inc. (Nasdaq: VRDN), a biotechnology company focused on discovering, developing, and commercializing potentially best-in-class medicines for autoimmune and rare diseases, today reported recent business highlights and financial results for the first quarter ended March 31, 2026.

“Our team continues its strong execution across our portfolio as we are launch ready ahead of veligrotug’s PDUFA target date. We delivered positive topline data from both of elegrobart’s pivotal REVEAL phase 3 clinical trials, and earlier programs are moving ahead as planned,” said Steve Mahoney, President and Chief Executive Officer of Viridian Therapeutics. “With veligrotug’s PDUFA target date next month, we have hired and deployed our full field teams, readied commercial supply and supply chain infrastructure, and continue to engage physicians, payers, and key opinion leaders. We believe we are well-prepared and well-positioned to deliver a successful launch. With the positive topline data from REVEAL-1 and REVEAL-2, in active and chronic TED, respectively, we believe that subcutaneous elegrobart has the potential to be the simplest and most convenient treatment for TED.”

Recent Business Highlights

TED PORTFOLIO

•	Veligrotug: PDUFA target action date of June 30, 2026; ready to launch

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The veligrotug BLA is under Priority Review at the U.S. Food and Drug Administration (FDA) with a Prescription Drug User Fee Act (PDUFA) target action date of June 30, 2026. Veligrotug received Breakthrough Therapy Designation and Priority Review from the FDA in 2025.

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Field team hiring, including sales, market access, and patient services, are complete and ready for launch. Commercial supply and manufacturing, distribution, and supply chain infrastructure are also established and ready for launch.

•	Submitted an MAA to the EMA in January 2026, which was accepted for review in February 2026.

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Veligrotug was designed to offer a differentiated clinical profile compared to the current approved treatment option. Across pivotal trials in active and chronic TED, following five infusions, veligrotug demonstrated rapid onset of treatment effect, clinically meaningful improvements in proptosis and diplopia, durable responses, and was generally well-tolerated.

•	Elegrobart (VRDN-003): positive pivotal phase 3 data and potential to be first subcutaneous autoinjector treatment in TED

•	Announced positive topline data in both REVEAL-1 and REVEAL-2, elegrobart’s two pivotal phase 3 clinical trials for active and chronic TED, respectively.

•	Elegrobart is the only subcutaneous program to demonstrate positive pivotal phase 3 clinical data in both active and chronic TED.

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REVEAL-1 in Active TED: met its primary endpoint with a highly statistically significant treatment effect. Both elegrobart Q4W and Q8W treatment arms showed rapid onset of treatment effect and achieved clinically meaningful 54% and 63% proptosis responder rates, respectively, versus 18% placebo at week 24. The Q4W treatment arm additionally provided meaningful diplopia benefit to patients with active TED.

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REVEAL-2 in Chronic TED: met its primary endpoint with a highly statistically significant treatment effect. Both elegrobart Q4W and Q8W treatment arms achieved statistically significant and clinically meaningful 50% and 54% proptosis responder rates, respectively, versus 15% placebo at week 24. The Q4W treatment arm additionally provided meaningful diplopia benefit to patients with chronic TED.

•	Generally Well-Tolerated: Elegrobart was generally well-tolerated in both pivotal clinical trials, with low rates of hearing impairment.

•

Viridian plans to submit a BLA to the FDA in Q1 2027 and seek approval for both Q4W and Q8W elegrobart dosing regimens. Viridian plans to launch elegrobart as the first simple and convenient autoinjector that patients can administer at home.

•	Viridian anticipates that the veligrotug commercial and medical affairs infrastructure will support the potential elegrobart launch, if approved.

•	TSHR program: IND submission anticipated in Q4 2026

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Developing a potential best-in-class, half-life extended, monoclonal anti-thyroid-stimulating hormone receptor (TSHR) antibody, designed for subcutaneous delivery in an autoinjector with the potential to support extended dosing intervals for patient convenience.

•	Viridian plans to submit an Investigational New Drug (IND) application in Q4 2026.

•	Viridian expects this program to have clinical potential in TED and Graves’ disease.

FCRN INHIBITOR PORTFOLIO

•	VRDN-006: development plan expected in 2026

•	Viridian anticipates sharing development plans for VRDN-006 in 2026.

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VRDN-006 showed IgG reductions consistent with the FcRn inhibitor class in a phase 1 healthy volunteer clinical trial in 2025. VRDN-006 also spared albumin and LDL in the phase 1 clinical trial, and was generally well-tolerated.

•	VRDN-008: phase 1 healthy volunteer clinical trial ongoing; data on track for 2H 2026

•	VRDN-008 IND was accepted by the FDA in January 2026, and Viridian initiated a phase 1 clinical trial in healthy volunteers which is ongoing. Data is on track for 2H 2026.

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VRDN-008 is a bi-specific half-life extended FcRn inhibitor. As previously disclosed, after a single, high-dose head-to-head study in non-human primates, VRDN-008 showed a longer half-life and more sustained IgG reduction versus efgartigimod.

Financial Results

•	Cash Position: Cash, cash equivalents, and marketable securities were $762.2 million as of March 31, 2026, compared with $874.7 million as of December 31, 2025.

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R&D Expenses: Research and development expenses for the three months ended March 31, 2026 were $77.6 million, compared to $76.8 million during the three months ended March 31, 2025. The increase in research and development expenses was driven by increased costs associated with ongoing manufacturing activities to support our preparatory commercial activities for veligrotug, additional investment in advancing our TSHR program, as well as increased personnel-related costs as a result of headcount increases; partially offset by a decrease in clinical trial costs for our TED portfolio.

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SG&A Expenses: Selling, general and administrative expenses for the three months ended March 31, 2026 were $38.7 million, compared with $17.1 million for the three months ended March 31, 2025. The increase in selling, general and administrative expenses was driven by preparatory commercial activities for veligrotug, including increased personnel-related costs as a result of headcount increases.

•	Net Loss: Net loss for the three months ended March 31, 2026 was $104.9 million, compared with $86.9 million for the same period in 2025.

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Shares Outstanding: As of March 31, 2026, Viridian had 116,757,742 shares of common stock outstanding on an as-converted basis, which included 102,458,094 shares of common stock and an aggregate 14,299,648 shares of common stock issuable upon the conversion of 134,864 and 79,620 shares of Series A and Series B preferred stock, respectively.

Upcoming Investor Conferences

Viridian will participate in the following upcoming investor conferences. Live webcasts of the presentations can be accessed under “Events and Presentations” on the Investors section of the Viridian website at viridiantherapeutics.com. Replays of the webcasts will be available following each event.

•	Jefferies Global Health Care Conference: Fireside chat on Thursday, June 4, 2026, at 9:55am ET in New York, NY

•	Goldman Sachs 47th Annual Global Healthcare Conference: Fireside chat on Tuesday, June 9, 2026, at 4:00pm ET in Miami, FL

About Viridian Therapeutics

Viridian is a biotechnology company focused on discovering, developing, and commercializing potential best-in-class medicines for patients with autoimmune and rare diseases. Viridian’s expertise in antibody discovery and protein engineering enables the development of differentiated therapeutic candidates for validated drug targets and disease-driving mechanisms in autoimmune and rare diseases.

Viridian is advancing multiple late-stage, anti-insulin-like growth factor-1 receptor (IGF-1R) candidates in the clinic for the treatment of patients with thyroid eye disease (TED). The company conducted a pivotal program for veligrotug, including two global phase 3 clinical trials, THRIVE and THRIVE-2, to evaluate its efficacy and safety in patients with active and chronic TED. THRIVE and THRIVE-2 reported positive topline data, meeting their primary endpoints and all secondary endpoints. Viridian is also advancing elegrobart as the potential first subcutaneous autoinjector for the treatment of TED. Viridian is conducting an ongoing pivotal program for elegrobart, including two global phase 3 pivotal clinical trials, REVEAL-1 and REVEAL-2, to evaluate the efficacy and safety of elegrobart in patients with active and chronic TED. REVEAL-1 and REVEAL-2 reported positive topline data, meeting their primary endpoints and multiple secondary endpoints.

In addition to its IGF-1R inhibitor portfolio, Viridian is developing an anti–thyroid-stimulating hormone receptor (TSHR) program designed as a potential therapy for TED and Graves’ disease.

Viridian is also advancing a novel portfolio of neonatal Fc receptor (FcRn) inhibitors, including VRDN-006 and VRDN-008, which have the potential to be developed in multiple autoimmune diseases.

Viridian is based in Waltham, Massachusetts. For more information, please visit www.viridiantherapeutics.com. Follow Viridian on LinkedIn and X.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as, but not limited to, “anticipate,” “believe,” “become,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or other similar terms or expressions that concern our expectations, plans and intentions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations, and assumptions. Forward-looking statements include, without limitation, statements regarding: preclinical development, clinical development, and anticipated commercialization of Viridian’s product candidates veligrotug, elegrobart, VRDN-006, and VRDN-008, including the VRDN-008 phase 1 clinical trial; anticipated data results and timing of their disclosure, including data from the VRDN-008 phase 1 clinical trial; Viridian’s expectations regarding the anticipated timing or likelihood of regulatory submissions and approvals, including the anticipated approval of the BLA and MAA for veligrotug, submission of a BLA for elegrobart in Q1 2027, and submission of an IND for the Company’s TSHR program in Q4 2026; the impact of Breakthrough Therapy Designation, and the impact of Priority Review, including the potential commercial launch of veligrotug, if approved; the potential utility, efficacy, potency, safety, clinical benefits, clinical response, convenience, and number of indications of veligrotug, elegrobart, VRDN-006, and VRDN-008; elegrobart’s potential to be the first subcutaneous therapy for the treatment of TED; the Company’s anticipated development plans for VRDN-006 to be announced in 2026; potential disease indications for the Company’s TSHR program; and Viridian’s product candidates potentially being best-in-class.

New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: potential utility, efficacy, potency, safety, clinical benefits, clinical response, and convenience of Viridian’s product candidates; that results or data from completed or ongoing clinical trials may not be representative of the results of ongoing or future clinical trials; that preliminary data may not be representative of final data; the timing, progress and plans for our ongoing or future research, preclinical, and clinical development programs; changes to trial protocols for ongoing or new clinical trials; expectations and changes regarding the timing for regulatory filings; regulatory interactions; expectations and changes regarding the timing for enrollment and data; uncertainty and potential delays related to clinical drug development; the duration and impact of regulatory delays in our clinical programs; the timing of and our ability to obtain and maintain regulatory approvals for our therapeutic candidates, including as a result of disruptions at the FDA and other agencies caused by shutdowns, funding shortages, and policies pursued by the current U.S. administration; manufacturing risks; competition from other therapies or products; estimates of market size; other matters that could affect the sufficiency of existing cash, cash equivalents, and short-term investments to fund operations; our financial position; our future operating results and financial performance; Viridian’s intellectual property position; the timing of preclinical and clinical trial activities and reporting results from same; that our product candidates may not be commercially successful, if approved; and other risks described from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission (SEC), including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, and supplemented from time to time by our Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it was made. Neither the company, nor its affiliates, advisors, or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date hereof.

Viridian Therapeutics, Inc.

Condensed Consolidated Statements Of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues:
License revenue	$6	$—
Collaboration revenue - related parties	135	72

Total revenues	141	72
Operating expenses:
Research and development	77,631	76,835
Selling, general and administrative	38,679	17,103

Total operating expenses	116,310	93,938

Loss from operations	(116,169)	(93,866)
Total other income, net	11,268	6,954

Net loss	$(104,901)	$(86,912)

Net loss allocated to common stock	$(92,026)	$(70,688)

Net loss per share, basic and diluted, common stock	$(0.90)	$(0.87)

Weighted-average common shares outstanding, basic and diluted	102,211,657	81,344,134

Net loss allocated to Series A convertible preferred stock	$(8,095)	$(7,814)

Net loss per share, basic and diluted, Series A convertible preferred stock	$(60.02)	$(57.94)

Weighted-average Series A convertible preferred stock outstanding, basic and diluted	134,864	134,864

Net loss allocated to Series B convertible preferred stock	$(4,779)	$(8,410)

Net loss per share, basic and diluted, Series B convertible preferred stock	$(60.02)	$(57.94)

Weighted-average Series B convertible preferred stock outstanding, basic and diluted	79,620	145,160

Viridian Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2026	December 31, 2025
Cash, cash equivalents and marketable securities	$762,181	$874,652
Other assets	26,836	24,766

Total assets	$789,017	$899,418

Total liabilities	153,009	177,251
Total stockholders’ equity	636,008	722,167

Total liabilities and stockholders’ equity	$789,017	$899,418

Contacts

Investors

Greg Rossino

grossino@viridiantherapeutics.com

Media

Lisa Lopez

llopez@viridiantherapeutics.com

Source: Viridian Therapeutics, Inc.